Exhibit 99.1

                                OWNERSHIP TABLE

                                  DAVID MAIMON
                            (the "Reporting Person")


 The Reporting Person has sole voting and dispositive power with respect to the shares described herein unless otherwise indicated.

                                          NUMBER OF SHARES BENEFICIALLY OWNED
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                                                             Aggregate Number
                                                                of Shares
                                         Aggregate Number   Beneficially Owned
                                            of Shares        as Converted to
                                        Beneficially Owned    Common Stock
                                       ----------------------------------------


   Series A Convertible
 Redeemable Preferred Stock                             0                    0
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    Series B Cumulative
 Convertible Preferred Stock (1)                  421,831          105,457,750
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 Warrants and Options to
  Purchase Common Stock      (1)               26,364,436           26,364,436
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        Common Stock                            6,000,000            2,917,304
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     TOTAL COMMON STOCK                               N/A          137,822,186
===============================================================================

Common Stock of Aura
Systems, Inc. Outstanding as
of September 14, 2004        (2)              452,865,398
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Percentage of Shares of
Common Stock Beneficially
Owned on a Fully Converted
Basis                                               23.57%
----------------------------------------------------------

Note 1 - Excludes convertible preferred stock and warrants covering an aggregate of 41,875,000 shares of common. These securities are potentially issuable pursuant to a real estate contract which has been signed but not closed.

Note 2 - Includes 21,942,248 shares referenced as "committed" in the latest Aura financial statements which include the following: (i) 1,943,276 penalty shares in connection with the purchase of real estate, (ii) 8,151324 shares penalty shares to Aura Realty minority shareholders for failure to have an effective registration statement (iii) 5,639,600 shares issuable upon Aura's forced conversion of a convertible note and (iv) 6,208,048 shares issued upon settlement of litigation with the Aries Group.